UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2016 (February 25, 2016)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i)	Compensation Arrangements

On February 25, 2016, the Board of Directors of Community Health Systems, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”), met and approved certain compensation arrangements for the Company’s Named Executive Officers, as reflected in the Company’s definitive proxy statement for its annual meeting of stockholders for 2015. The compensation of two additional executive officers, Tim L. Hingtgen and Michael T. Portacci, is also addressed in this report. Messrs. Hingtgen and Portacci are expected to be included as Named Executive Officers in our definitive proxy statement for our annual meeting of stockholders for 2016. The Company’s Named Executive Officers (other than William S. Hussey who retired at the end of 2015) are each employees of the Company’s wholly-owned subsidiary, CHSPSC, LLC, and receive no compensation for their services as an officer of the Company. The following arrangements were approved:

Cash Incentive Compensation Payments for 2015 under the 2004 Employee Performance Incentive Plan

The following payments in respect of fiscal year 2015 incentive compensation targets, under the Company’s 2004 Employee Performance Incentive Plan (the “Cash Incentive Plan”) were approved, the Named Executive Officers having been found to have met the levels of their performance goals indicated below:

Name and Position	Percentage of Total Target Incentive Compensation Opportunity Attained	2015 Incentive Compensation Payment
Wayne T. Smith, Chairman and Chief Executive Officer	8% of target (25% of base salary out of maximum 300%)	$400,000

W. Larry Cash, Director, President of Financial Services and Chief Financial Officer	11% of target (21.3% of base salary out of maximum 200%)	$180,625

David L. Miller, President and Chief Operating Officer	20% of target (40% of base salary out of maximum 200%)	$300,000

Tim L. Hingtgen, Division President, Division Operations	68% of target (102% of base salary out of maximum 150%)	$525,300

William S. Hussey, Former Division President, Division Operations	7% of target (10% of base salary out of maximum 150%)	$67,500

Michael T. Portacci, Division President, Division Operations	59% of target (88.5% of base salary out of maximum 150%)	$539,850

Rachel A. Seifert, Executive Vice President, Secretary and General Counsel	28% of target (41.3% of base salary out of maximum 150%)	$259,875

The variation in the percentage of targets attained for the Company’s CEO, CFO, COO, and the Executive Vice President, Secretary and General Counsel (the “EVP/GC”) as compared to the attainment levels for each of the Division Presidents, is explained by the difference in the respective elements of their cash incentive plan compensation. Such elements for the CEO, CFO, COO and the EVP/GC include only Company level goals, while the Division Presidents’ elements also include margin improvement and other goals related the performance of the hospitals, as well as the employed clinical providers, within their respective markets.

2016 Cash Incentive Compensation Targets

The Compensation Committee has also established performance goals for each of the Named Executive Officers (other than Mr. Hussey who retired at the end of 2015) for fiscal year 2016 under the Cash Incentive Plan. For fiscal year 2016, the incentive compensation plans established by the Compensation Committee include the following components:

•	The total maximum incentive compensation attainable is as follows (expressed as a percentage of the executive’s base salary):

Position	2016 Plan Maximum
CEO	300%
CFO	200%
COO	200%
Division Presidents	150%
EVP/GC	150%

•	The incentive compensation targets for the CEO and the CFO include a component for relative Total Shareholder Return (1 year) relative to a peer group consisting of selected companies in the Healthcare Facilities Group. Up to 20% of their respective salaries can be earned (or, 6.7% and 10.0%, respectively of their total incentive compensation amount) if the maximum target of above the 65th percentile is attained.

•	For each of the executive officers noted below, an incentive opportunity is included for the attainment of specific non-financial performance improvements. The incentive compensation to be awarded for the attainment of non-financial performance improvements has been set at 25% for the CEO, CFO and COO and at 10% for each Division President and the EVP/GC; these amounts will be reduced if the performance improvements are not attained. Any such reduction will be determined in the discretion of the Compensation Committee. The 2016 non-financial performance criteria include such items as: successful physician and mid-level practitioner recruitment efforts; maintaining expenditures within the established capital budget; maintaining/improving the prior year’s overall clinical compliance; volume, revenue, and earnings growth and total shareholder return, relative to industry peers; and achieving growth objectives tied to Affordable Care Act implementation.

•	Overall, the 2016 incentive compensation plans continue to be weighted towards the attainment of key financial objectives as follows (expressed as a percentage of salary; maximum opportunity):

Executive	Performance Goal	Opportunity
CEO	Company EBITDA	175%
	Continuing Operations EPS	40%
	Net Revenues	30%
	Total Shareholder Return	20%
	Performance Improvements	25%
	Overachievement of Company Goals	10%
	Total CEO	300%
CFO	Company EBITDA	100%
	Continuing Operations EPS	25%
	Net Revenues	20%
	Total Shareholder Return	20%
	Performance Improvements	25%
	Overachievement of Company Goals	10%
	Total CFO	200%
COO	Company EBITDA	100%
	Continuing Operations EPS	20%
	Net Revenues	20%
	Division Hospital EBITDA	25%
	Performance Improvements	25%
	Overachievement of Company Goals	10%
	Total COO	200%
Division Presidents	Division Hospital EBITDA	70%
	Company EBITDA	25%
	Continuing Operations EPS	10%
	Division Hospital EBITDA Margin Improvement	4%
	Division Hospital Revenue	9%
	Division Hospital Non-Self-Pay Admissions Growth	7%
	Division Clinic Performance	5%
	Performance Improvements	10%
	Overachievement of Company Goals	10%
	Total Division Presidents (each)	150%
EVP/GC	Company EBITDA	80%
	Continuing Operations EPS	15%
	Net Revenues	15%
	Performance Improvements	10%
	Successful Progress on Resolving Government Investigations and Departmental Costs vs. Budget	20%
	Overachievement of Company Goals	10%
	Total EVP/GC	150%

2016 Base Salaries

The following base salary amounts for the Company’s Named Executive Officers (other than Mr. Hussey who retired at the end of 2015) were approved on February 25, 2016. The salary levels for our CEO, CFO and COO for 2016 are unchanged from 2015. None of our executive officers has a written employment agreement.

Name and Position	2016 Base Salary
Wayne T. Smith, Chairman and Chief Executive Officer	$1,600,000
W. Larry Cash, Director, President of Financial Services and Chief Financial Officer	$850,000
David L. Miller, President and Chief Operating Officer	$750,000
Tim L. Hingtgen, Division President, Division Operations	$550,000
Michael T. Portacci, Division President, Division Operations	$620,000
Rachel A. Seifert, Executive Vice President, Secretary and General Counsel	$640,000

Long-Term Incentive Compensation – Stock Awards

On February 25, 2016, pursuant to the Company’s Amended and Restated 2009 Stock Option and Award Plan, the Compensation Committee approved the following equity grants to its Named Executive Officers (other than Mr. Hussey who retired at the end of 2015). All such equity grants will be effective on March 1, 2016 (the “grant date”) and may be amended, modified or terminated by the Board of Directors or the Compensation Committee at any time prior to March 1, 2016.

Name and Position	Non-Qualified Stock Options	Performance- Based Restricted Shares	Time-Vesting Restricted Stock
Wayne T. Smith, Chairman and Chief Executive Officer	0	150,000	0
W. Larry Cash, Director, President of Financial Services and Chief Financial Officer	0	75,000	0
David L. Miller, President and Chief Operating Officer	0	50,000	0
Tim L. Hingtgen, Division President, Division Operations	0	40,000	0
Michael T. Portacci, Division President, Division Operations	0	35,000	0
Rachel A. Seifert, Executive Vice President, Secretary and General Counsel	0	0	35,000
All other executive officers as a group (140,000 of the restricted shares awarded were performance-based, the balance, 60,000 shares, were granted with 3-year time vesting restrictions only)	0	140,000	60,000

The performance-based restricted stock awards have both performance and time vesting components. Generally, the performance objective that must be met is the Company’s attainment for calendar year 2016 of either (i) ninety percent (90%) or more of the low end of the range of projected Adjusted EBITDA, or (ii) ninety percent (90%) or more of the low end of the range of projected net operating revenues, each as stated in the Company’s earnings release furnished to the Securities and Exchange Commission on Form 8-K on February 16, 2016. Once the performance objective has been attained (in the case of the performance-based restricted stock awards), restrictions will lapse in equal one-third (1/3) increments on each of the first three anniversaries of the grant date, provided that the grantee continues to be employed on such dates, subject to certain exceptions, including those noted below. If the performance objective is not attained, the awards will be forfeited in their entirety. Notwithstanding the performance objectives and the vesting requirements described above, the restrictions will lapse earlier in the event of the death or disability of the grantee, or in the event of a change in control of the Company if and to the extent that the outstanding awards are not assumed, continued or replaced by the acquirer on terms that are equal to or more favorable than the terms of the original grant. In the event of a grantee’s termination of employment without cause by his or her employer, the award will not be terminated; rather when it is determined that the performance objective has been met (or if it has already been met), the award will accelerate in its entirety on such date.

The time-based restricted stock vests ratably over three years, beginning on the first anniversary of the grant date.

(ii)	Changes in Designation of Certain Executive Officers

On February 25, 2016, the Board of Directors of the Company designated Robert O. Horrar and P. Paul Smith, Jr., as executive officers of the Company. Messrs. Horrar and Smith have been overseeing the operations of the Company’s affiliated hospitals in Divisions III and VI, respectively, since January 1, 2016.

Mr. Horrar, age 50, joined the Company in 1998 as vice president of business development and managed care. Prior to being promoted to Division President, he served as vice president of division operations with responsibility for affiliated hospitals in Texas. In his role as Division President, he oversees the operations of affiliated hospitals in Illinois, Kentucky, Tennessee and West Virginia. Prior to joining the Company, Mr. Horrar was with Humana, Inc. for over 11 years and held several key management positions, including executive director for Nevada operations. He holds a master’s degree in healthcare administration from Trinity University in San Antonio.

Mr. P. Smith, age 52, joined the Company in 2008 as a vice president of division operations, supporting operations in affiliated hospitals across the southeast prior to his promotion to Division President. In his role as Division President, he oversees the operations of affiliated hospitals in Florida, Georgia and South Carolina. Prior to joining the Company, Mr. P. Smith was with another hospital management company for 14 years, where he served as a vice president and chief executive officer of a hospital in North Carolina. He has master’s degrees in both business and health administration from Georgia State University in Atlanta.

Also on February 25, 2016, the Board appointed Martin D. Smith as Division Executive Vice President – QHC Transition. In this role, he is responsible for assisting with preparations for the transition of the operations of the facilities that will become affiliates of Quorum Health Corporation (“QHC”) upon the completion of the Company’s previously-announced spin-off of QHC, which is expected to occur during the first half of 2016. Prior to assuming this role, he served as a Division President responsible for overseeing the operations of affiliated hospitals in Illinois, Kentucky, Tennessee and West Virginia. Mr. Smith is expected to become the executive vice president of operations of QHC upon the completion of the QHC spin-off. Because of his change in responsibility, Mr. M. Smith is no longer designated as an executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2016	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer
(principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
President of Financial Services, Chief Financial Officer and Director
(principal financial officer)